Filed Pursuant to Rules 424(B)(3) and 424(C)
Registration Statement No. 333-248954
Utz Brands, Inc.
SUPPLEMENT NO. 5 TO
PROSPECTUS DATED OCTOBER 12, 2020
THE DATE OF THIS SUPPLEMENT IS January 11, 2021
This prospectus supplement (this “Supplement No. 5”) is part of the prospectus of Utz Brands, Inc. (the “Company”), dated October 12, 2020 (the “Prospectus”). This Supplement No. 5 supplements, modifies or supersedes certain information contained in the Prospectus, with the information contained in the Company’s Current Reports on Form 8-K, filed with the Securities and Exchange Commission on each of November 12, 2020, December 10, 2020, December 14, 2020 and January 11, 2021 (the “Current Reports”). Accordingly, the Company has attached the Current Reports to this prospectus supplement. Any statement in the Prospectus that is modified or superseded is not deemed to constitute a part of the Prospectus, except as modified or superseded by this Supplement No. 5. Except to the extent that the information in this Supplement No. 5 modifies or supersedes the information contained in the Prospectus, this Supplement No. 5 should be read, and will be delivered, with the Prospectus. This Supplement No. 5 is not complete without, and may not be utilized except in connection with, the Prospectus.
The Company’s Class A Common Stock and warrants are traded on the New York Stock Exchange under the symbols “UTZ” and “UTZ.WS,” respectively. On January 8, 2021, the closing price of the Company’s Class A Common Stock was $21.62 per share and the closing price of our warrants was $10.03 per share.
Investing in the Company’s securities involves risks. See “Risk Factors” beginning on page 29 of the Prospectus and any applicable prospectus supplement to read about factors you should consider before buying the Company’s Class A Common Stock and Warrants.
The Company is an “emerging growth company” as defined under the federal securities laws and, as such, the Company intends to comply with reduced disclosure and regulatory requirements.
Neither the SEC nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy of this Supplement No. 5 or the Prospectus. Any representation to the contrary is a criminal offense.

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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 11, 2020

Utz Brands, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38686	85-2751850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 High Street
Hanover, PA 17331
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (717) 637-6644

Collier Creek Holdings
200 Park Avenue, 58th Floor
New York, New York 10166
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	UTZ	New York Stock Exchange
Warrants to purchase one share of Class A Common Stock	UTZ.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
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Item 1.01 Entry into a Material Definitive Agreement

On November 11, 2020, Utz Brands, Inc., a Delaware corporation (the “Company” or “Utz”) caused its subsidiaries Utz Quality Foods, LLC, a Delaware limited liability company (“UQF”) and Heron Holding Corporation, a Delaware corporation (“Heron”) to enter into a stock purchase agreement (the “Stock Purchase Agreement”) by and between UQF, Heron, Truco Holdco Inc. (“Holdco”), and Truco Holdings LLC (“Seller”). Pursuant to the terms of the Stock Purchase Agreement, Heron will purchase from Seller all of the issued and outstanding shares of common stock of Holdco, and UQF will enter into that certain Asset Purchase Agreement with OTB Acquisition LLC pursuant to which UQF will purchase from OTB Acquisition LLC certain IP assets (together, the “Transactions”).

Upon the consummation of the Transactions, the Company, through its subsidiaries, will acquire Truco Enterprises, LP (a wholly-owned indirect subsidiary of Holdco) a leading seller of tortilla chips, salsa and queso sold under the ON THE BORDER® brand, from Insignia Capital Group for a total purchase price of $480 million, subject to a customary post-closing purchase price adjustment. The Company intends to finance the Transactions by using cash on its balance sheet as well as committed financing from Bank of America, N.A., BofA Securities, Inc. and Goldman Sachs Bank USA. The acquisition includes all rights to the ON THE BORDER® trademarks for use in the manufacture, sale and distribution of snack food products in the United States and certain other international markets. Under the terms of the transaction agreement, Holdco and its subsidiaries will become wholly-owned indirect subsidiaries of UQF.

Closing Conditions.

The obligation of the parties to the Stock Purchase Agreement to consummate the Transactions is subject to the satisfaction or waiver of a number of conditions set forth in the Stock Purchase Agreement, including, but not limited to, (i) the expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (ii) the absence of any judgment, decree or order of any governmental authority that prevents or prohibits the consummation of the Transactions, and (iii) certain other customary conditions.

Termination

The Stock Purchase Agreement contains certain customary termination rights for Holdco, Seller, UQF and Heron, including, among others, a mutual termination right if the transactions contemplated by the Stock Purchase Agreement are not consummated by March 1, 2021 (the “End Date”), however a party to the Stock Purchase Agreement shall not be entitled to terminate the Stock Purchase Agreement if such party’s breach of the Stock Purchase Agreement has resulted in the failure of the Closing to occur prior to the End Date.

Other Terms

The Stock Purchase Agreement contains representations, warranties, covenants and indemnities of the parties customary for a transaction of this type. The representations and warranties of UQF, Heron, Holdco, and Seller have been made solely for the benefit of UQF, Heron, Holdco, and Seller, as applicable. In addition, such representations and warranties (i) have been made only for purposes of the Stock Purchase Agreement, (ii) have been qualified by confidential disclosures made between the parties in connection with the Stock Purchase Agreement, (iii) are subject to materiality qualifications contained in the Stock Purchase Agreement which may differ from what may be viewed as material by investors, (iv) were made only as of the date of the Stock Purchase Agreement or such other date as is specified in the Stock Purchase Agreement and (v) have been included in the Stock Purchase Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Accordingly, the Stock Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the Stock Purchase Agreement, and not to provide investors with any other factual information regarding UQF, Heron, Holdco, and Seller or their respective businesses.

Investors should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, UQF, Heron, Holdco, the Seller, or their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Stock Purchase Agreement. The Stock Purchase Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company and that has been, is or will be contained in, or incorporated by reference into, the annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and other documents that the Company files with the SEC.
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The foregoing description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure

Incorporated into this Item 7.01 by reference is the November 2020 presentation regarding On The Boarder Brand Transaction Announcement available via the Company’s investor relations page at: https://investors.utzsnacks.com/investors/default.aspx.  The foregoing is being furnished pursuant to Item 7.01 and will not be deemed to be filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor will it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 8.01. Other Events

On November 12, 2020, the Company issued a press release announcing the transaction and execution of the Stock Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1. And is incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements made herein and/or incorporated by reference herein are not historical facts but are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained herein and/or incorporated by reference herein include, without limitation, statements related to the planned acquisition of Holdco and the timing and financing thereof; the expected impact of the planned acquisition, including without limitation, the expected impact on Utz’s overall market position, the projected Adjusted EBITDA, Adjusted EBITDA margins, Truco Adjusted EBITDA and Truco Adjusted EBITDA margin included in the release, the projected Truco fiscal 2020 Net Sales included in the release, the predictions related to earnings included in the release, the projected retail sales included in the release, stated target net leverage and net leverage ranges included in the release and cash flow metrics included in the release; and the expected tax benefits of the acquisition. The actual results of the Transactions may differ from the Company’s expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to future performance. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside of the Company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: whether and when the required regulatory approvals will be obtained for this acquisition, whether and when the other closing conditions will be satisfied and whether and when the acquisition will close, whether and when Utz will be able to realize the expected financial results and accretive effect of the acquisition, and how customers, competitors, suppliers and employees will react to the acquisition; the risk that the recently completed Business Combination with Collier Creek Holdings disrupts plans and operations; the ability to recognize the anticipated benefits of such Business Combination, which may be affected by, among other things, competition and the ability of Utz to grow and manage growth profitably and retain its key employees; the outcome of any legal proceedings that may be instituted against Utz following the consummation of such Business Combination; changes in applicable law or regulations; costs related to the Business Combination; the inability of Utz to maintain the listing of Utz’s Class A Common Stock and public warrants on the New York Stock Exchange; the inability of Utz to develop and maintain effective internal controls; the risk that Utz’s gross profit margins may be adversely impacted by a variety of factors, including variations in raw materials pricing, retail customer requirements and mix, sales velocities and required promotional support; changes in consumers’ loyalty to the Company’s brands due to factors beyond Utz’s control; changes in demand for Utz’s products affected by changes in consumer preferences and tastes or if Utz is unable to innovate or market its products effectively; costs associated with building brand loyalty and interest in Utz’s products, which may be affected by Utz’s competitors’ actions that result in Utz’s products not suitably differentiated from the products of competitors; fluctuations in results of operations of Utz from quarter to quarter because of changes in promotional activities; the possibility that Utz may be adversely affected by other economic, business or competitive factors; and other risks and uncertainties set forth in the section entitled “Risk Factors” and “Forward-Looking Statements” in Utz’s Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on November 5, 2020. Some of these risks and uncertainties may in the future be amplified by the COVID-19 outbreak and there may be additional risks that Utz considers immaterial or which are unknown. It is not possible to predict or identify all such risks. Utz cautions that the foregoing list of factors is not exclusive. Utz cautions readers not to place undue reliance upon any forward-
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looking statements, which speak only as of the date made. Utz does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, except as otherwise required by law.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
2.1	Stock Purchase Agreement by and among Truco Holdco, Inc., Truco Holdings LLC, Utz Quality Foods, LLC and Heron Holding Corporation , dated November 11, 2020
99.1	Press Release, dated November 12, 2020
* Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 10, 2020

Utz Brands, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38686	85-2751850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 High Street
Hanover, PA 17331
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (717) 637-6644

Collier Creek Holdings
200 Park Avenue, 58th Floor
New York, New York 10166
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	UTZ	New York Stock Exchange
Warrants to purchase one share of Class A Common Stock	UTZ.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
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Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.

On December 10, 2020, the Board of Directors of Utz Brands, Inc., a Delaware corporation (the “Company”) approved the Utz Brands, Inc. 2021 Employee Stock Purchase Plan (“ESPP”), subject to stockholder approval. The ESPP will be effective January 1, 2021, and purchase rights may be granted under the ESPP prior to stockholder approval, but no purchase rights may be exercised unless and until stockholder approval is obtained. If stockholder approval of the ESPP is not obtained within 12 months of the date the Board approved the ESPP, the ESPP and all purchase rights thereunder will terminate.

The maximum number of shares of the Company’s Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”) available for sale under the ESPP shall not exceed in the aggregate 1,500,000 shares, and may be unissued shares or treasury shares or shares bought on the market for purposes of the ESPP.

The ESPP authorizes the grant of purchase rights that are intended to qualify for favorable U.S. federal tax treatment under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

The ESPP is administered by the Compensation Committee of the Board or one or more subcommittees appointed by the Compensation Committee of the Board. As of January 1, 2021, all affiliates of the Company are designated as eligible to participate in the ESPP and the administrator may change these designations from time to time without stockholder approval. The administrator may also adopt sub-plans, rules and procedures relating to the operation and administration of the ESPP to facilitate participation in the ESPP by employees who are foreign nationals or employed outside the United States. To the extent any sub-plan is inconsistent with the requirements of Section 423 of the Code, it will be considered part of a non-Section 423 component of the Plan.

The Company’s employees and those of the Company’s designated participating subsidiaries and affiliates with at least thirty (30) days of service as of the first day of a purchase period are generally eligible to participate in the ESPP, though employees whose customary employment is 20 hours per week or less or 5 months per calendar year or less and employees who own 5% or more of the total combined voting power or value of all classes of the Company’s stock or the stock of one of the Company’s subsidiaries are not allowed to participate in the ESPP. In addition, employees in jurisdictions outside of the United States are ineligible to participate in the ESPP if, as of the offering date, the grant of such purchase rights would not be in compliance with the applicable laws of any jurisdiction in which the employee resides or is employed.

Under the terms of the ESPP, eligible employees may generally elect to contribute and apply to the purchase of shares of Class A Common Stock between 1% and 15% of their eligible compensation during a purchase period. Participants may not accrue the right to purchase stock under the ESPP (or any other tax-qualified stock purchase plan) with a fair market value exceeding $25,000 in any calendar year. Participation in the ESPP is voluntary.

Under the ESPP, employees are offered the option to purchase discounted shares of Class A Common Stock during offering periods designated by the administrator. Each offering period will be one year, consisting of two six-month purchase periods, commencing on each January 1 and July 1 following the effective date of the ESPP. The initial offering under the ESPP will commence on January 1, 2021 and end on December 31, 2021. Shares are purchased on the applicable exercise date(s), which is the last trading day of each purchase period with initial purchase dates of June 30, 2021 and December 31, 2021. The purchase price for 2021 will be the lesser of (x) 90% of the fair market value of the Class A Common Stock on the first day of the applicable purchase period and (y) 90% of the fair market value of the Class A Common Stock on the exercise date.

The ESPP also contains provisions with respect to share proration under certain circumstances, adjustments and treatment of awards upon certain corporate transactions, including stock splits, recapitalizations and mergers, transferability of awards and tax withholding requirements.

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The Compensation Committee has the right to amend, suspend or terminate the ESPP at any time and from time to time to the extent that it deems advisable, subject to any stockholder approval required by applicable law or the stock exchange on which shares of the Company's Class A Common Stock are traded.

The foregoing description of the ESPP is qualified in its entirety by reference to the full text of the ESPP, which will be filed by the Company as an exhibit to the Company's Annual Report on Form 10-K for the year ending January 3, 2021.

Item 7.01.     Regulation FD Disclosure

On December 10, 2020, the Board of Directors of the Company declared a quarterly dividend of approximately $0.06 per share on the Company’s Class A Common Stock payable on January 11, 2021 to stockholders of record as of December 21, 2020. The cash dividend will be funded by cash distribution made by Utz Brands Holdings, LLC (“Utz Brands Holdings”) to the Company and the other holders of Utz Brands Holdings’ common units on a pro-rata basis.

The cash dividend includes a regular quarterly cash dividend of $0.05 per share and an additional cash dividend in the aggregate amount of approximately $0.8 million, which his approximately $0.01 per share. This additional cash dividend will be funded from a portion of the tax distribution by Utz Brands Holdings to the Company that is in excess of corporate taxes payable by the Company.

A copy of the Company’s press release regarding such dividend is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.     Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release (dated December 10, 2020).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Utz Brands, Inc.

Dated: December 10, 2020
By: /s/ Cary Devore

Name: Cary Devore
Title: Executive Vice President, Chief Financial Officer
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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 14, 2020

Utz Brands, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38686	85-2751850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 High Street
Hanover, PA 17331
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (717) 637-6644

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	UTZ	New York Stock Exchange
Warrants to purchase one share of Class A Common Stock	UTZ.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed, on November 11, 2020, Utz Brands, Inc., a Delaware corporation (the “Company” or “Utz”) caused its subsidiaries Utz Quality Foods, LLC, a Delaware limited liability company (“UQF”) and Heron Holding Corporation, a Delaware corporation (“Heron”) to enter into a stock purchase agreement (the “Stock Purchase Agreement”) by and between UQF, Heron, Truco Holdco Inc. (“Holdco”), and Truco Holdings LLC (“Seller”).

On December 14, 2020, pursuant to the Stock Purchase Agreement, Utz caused its subsidiaries to complete the acquisition (the “Acquisition’) pursuant to which Heron purchased from Seller all of the issued and outstanding shares of common stock of Holdco. In addition, UQF purchased from OTB Acquisition, LLC (“IP Seller”) certain IP assets under an Asset Purchase Agreement, dated November 11, 2020, among UQF, Seller and IP Seller (together with the Acquisition, the “Transactions”). At the closing of the Transactions, UQF and Heron paid the aggregate cash purchase price of $480 million to the Seller and IP Seller, subject to customary post-closing purchase price adjustments.

Item 1.01 Entry into a Material Definitive Agreement

On December 14, 2020, in order to fund the Transactions, UQF, in its capacity as the borrower, and Utz Brands Holdings, LLC, a Delaware limited liability company and direct subsidiary of the Company (“UBH”), in its capacity as the parent of UQF entered into a Bridge Credit Agreement (the “Credit Agreement”) with Bank of America, N.A. (“Administrative Agent”), in its capacity as administrative agent and collateral agent, the lenders party thereto (the “Lenders”) and BofA Securities, Inc. (or any of its designated affiliates, “BofA Securities”, and together with BANA, “Bank of America”), Goldman Sachs Bank USA (“GS”) and Credit Suisse Loan Funding LLC (“CS”, and together with BofA Securities and GS, the “Lead Arrangers”), in their capacities as joint lead arrangers and joint bookrunners pursuant to which the Lead Arrangers structured, arranged and syndicated a $490 million senior secured bridge credit facility (the “Bridge Facility”). The Transactions were consummated substantially concurrently with the initial borrowing under the Bridge Facility, in all material respects in accordance with the terms of the Credit Agreement.

Bridge loans under the Credit Agreement may bear interest at the Base Rate (as defined below) (the “Base Rate Loans”) or Eurocurrency Rate (as defined below) (the “Eucocurrency Rate Loans”). The interest rate per annum applicable to the outstanding principal amount of each Base Rate Loan will be equal to: (i) an percentage per annum equal to the greatest of: (a) the federal funds rate, generally as determined based on overnight federal funds transactions with members of the Federal Reserve System, in effect on such date plus 1/2 of 1.00%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” (c) the rate per annum equal to London Interbank Offered Rate (“LIBOR”), at or about 11:00 a.m., London time determined two Business Days prior to such date for U.S. Dollar deposits with a term of one month commencing that day plus 1.00% and (d) 0.00% per annum, plus (ii) a percentage per annum equal to, (x) from the closing of the transactions contemplated by the Credit Agreement through January 29, 2021, 3.25%, (y) from January 30, 2021 through February 28, 2021, 4.25% and (z) thereafter, 5.00%. The interest rate per annum applicable to the outstanding principal amount of each Eurocurrency Rate Loan will be equal to (i) an percentage per annum equal to, for any interest period, with respect to any Eurocurrency Rate Loan denominated in Dollars, the rate per annum equal to LIBOR or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, on the relevant quotation date, which occurs two business days prior to the first day of such interest period, for deposits in the relevant currency (for delivery on the first day of such interest period) with a term equivalent to such interest period, plus (ii) a percentage per annum equal to, (x) from the closing of the transactions contemplated by the Credit Agreement through January 29, 2021, 4.25%, (y) from January 30, 2021 through February 28, 2021, 5.25% and (z) thereafter, 6.00%. In the event of a failure by the parties to the Credit Agreement to issue high-yield debt securities upon the demand of the holders of the majority of the commitments under the Credit Agreement on or after January 29, 2021 (subject to the terms of the Fee Letter, as defined in the Credit Agreement), the Base Rate Loan and Eurocurrency Rate Loan will bear interest at a fixed rate per annum equal to 6.25%.

Any Based Rate Loans or Eurocurrency Rate Loans that have not been repaid in full on or prior to December 14, 2021 will automatically be converted into term loans (the “Extended Term Loans”) in an aggregate principal amount equal to the then-outstanding principal amount of such loans. The interest rate applicable to the outstanding principal amount of each Extended Term Loan beginning on December 14, 2021 will be at a fixed rate per annum equal to 6.25%.

The loans set forth in the Credit Agreement are secured on a pari passu basis with the Company’s existing first lien term loan credit facility by substantially all of the assets and liabilities of UBH and its subsidiaries, pursuant to the Bridge Security Agreement (the “Security Agreement”) dated December 14, 2020, among UQF, UBH, each of the subsidiaries of UBH party thereto as guarantors and the Administrative Agent. The Credit Agreement contains customary representations and warranties as well as certain affirmative and negative covenants as to operations and the financial condition of UBH, UQF and certain other subsidiaries of UBH, including, among others, limitations on incurrence of liens and secured indebtedness, and limitations on incurrence of any indebtedness by UBH, UQF and certain other subsidiaries of UBH.

The Credit Agreement also contains customary events of default. Upon the occurrence and during the continuance of an event of default, the Administrative Agent may, among other remedies available to it, declare the outstanding loans and all other obligations under the Credit Agreement immediately due and payable.

Utz and its affiliates maintain various commercial and service relationships with the Agent and certain of the Lenders and Lead Arrangers and their affiliates in the ordinary course of business. In the ordinary course of their respective businesses, the Administrative Agent and certain of the Lenders and the Lead Arrangers and the other parties to the Credit Agreement and their respective affiliates have engaged, and may in the future engage, in commercial banking, investment banking, financial advisory or other services with Utz and its affiliates for which they have in the past or may in the future receive customary compensation and expense reimbursement.

A copy of the Credit Agreement and Security Agreement are attached as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference. The above descriptions of the Credit Agreement and Security Agreement do not purport to be complete and are qualified in its entirety by reference to the full text of the Credit Agreement and Security Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above is incorporated into this Item 2.01 by reference, and does not purport to be complete and is qualified in its entirety by reference to the full text of the Stock Purchase Agreement, which has been filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K dated November 11, 2020, and is incorporated herein by reference. In addition, the disclosure set forth under Item 1.01 of this Current Report on Form 8-K above is incorporated into this Item 2.01 by reference, and does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement and Security Agreement, which are attached to this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 10.2, respectively.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant

The disclosure set forth under Item 1.01 of this Current Report on Form 8-K above is incorporated into this Item 2.03 by reference, and does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement and Security, which are attached to this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 10.2, respectively.

Item 8.01. Other Events

On December 14, 2020, the Company issued a press release announcing the completion of the Transactions and the redemption of all of its outstanding warrants (the “Redeemable Warrants”) to purchase shares of the Company’s

Class A Common Stock that were issued under the Warrant Agreement, dated as of October 4, 2018 (the “Warrant Agreement”), by and among the Company and Continental Stock Transfer & Trust Company, as warrant agent, as part of the units sold in Collier Creek Holdings’ initial public offering and pursuant to the Forward Purchase Agreements, dated as of September 7, 2018, among the Company, Collier Creek Partners LLC (the “Sponsor”) and certain of the Company’s current and former independent directors at a redemption price of $0.01 per Public Warrant for those Redeemable Warrants that remain outstanding following 5:00 p.m. New York City time on January 14, 2021. Private Placement Warrants (as such term is defined in the Warrant Agreement) still held by Permitted Transferees (as such term is defined in the Warrant Agreement) of the Sponsor, are not subject to this redemption. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

A copy of the form of Notice of Redemption to be delivered by the Company as of December 15, 2020 is filed as Exhibit 99.2 hereto and is incorporated herein by reference. None of this Current Report on Form 8-K, the press release attached hereto as Exhibit 99.1 nor the form of Notice of Redemption attached hereto as Exhibit 99.2 constitutes an offer to sell or the solicitation of an offer to buy any Company securities, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements made herein and/or incorporated by reference herein are not historical facts but are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained herein and/or incorporated by reference herein include, without limitation, statements related to the acquisition of Holdco; the expected impact of the planned acquisition, including without limitation, the expected financial impact on Utz of the acquisition of Holdco, the expected tax benefits of the acquisition and other forward-looking statements related to the acquisition of Holdco. The actual results of Utz as a result of the Transactions may differ from the Company’s expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to future performance. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside of the Company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: whether and when Utz will be able to realize the expected financial results and accretive effect of the acquisition, and how customers, competitors, suppliers and employees will react to the acquisition; the risk that the recently completed Business Combination with Collier Creek Holdings disrupts plans and operations; the ability to recognize the anticipated benefits of such Business Combination, which may be affected by, among other things, competition and the ability of Utz to grow and manage growth profitably and retain its key employees; the outcome of any legal proceedings that may be instituted against Utz following the consummation of such Business Combination; changes in applicable law or regulations; costs related to the Business Combination; the inability of Utz to maintain the listing of Utz’s Class A Common Stock and public warrants on the New York Stock Exchange; the inability of Utz to develop and maintain effective internal controls; the risk that Utz’s gross profit margins may be adversely impacted by a variety of factors, including variations in raw materials pricing, retail customer requirements and mix, sales velocities and required promotional support; changes in consumers’ loyalty to the Company’s brands due to factors beyond Utz’s control; changes in demand for Utz’s products affected by changes in consumer preferences and tastes or if Utz is unable to innovate or market its products effectively; costs associated with building brand loyalty and interest in Utz’s products, which may be affected by Utz’s competitors’ actions that result in Utz’s products not suitably differentiated from the products of competitors; fluctuations in results of operations of Utz from quarter to quarter because of changes in promotional activities; the possibility that Utz may be adversely affected by other economic, business or competitive factors; and other risks and uncertainties set forth in the section entitled “Risk Factors” and “Forward-Looking Statements” in Utz’s Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission (the “Commission”) on November 5, 2020. Some of these risks and uncertainties may in the future be amplified by the COVID-19 outbreak and there may be additional risks that Utz considers immaterial or which are unknown. It is not possible to predict or identify all such risks. Utz cautions that the foregoing list of factors is not exclusive. Utz cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Utz does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, except as otherwise required by law.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information

On May 20, 2020, the Commission adopted Release No. 33-10786, Amendments to Financial Disclosures about Acquired and Disposed Businesses (the “New Rules”). The New Rules amend, among other things, the Commission’s “significance” tests under which a registrant determines whether a business disposition or acquisition is “significant,” thereby requiring the filing of related Rule 3-05 financial information and pro forma financial information. The New Rules are effective January 1, 2021, but the New Rules permit voluntary early compliance provided that a registrant applies the New Rules in their entirety from the date of early compliance. Utz intends to rely on the New Rules and adopted the New Rules effective as of, and has applied the New Rules in their entirety, as reasonably applied prior to the effective date of the New Rules,] from and since, December 14, 2020. Utz will analyze the Transactions under the “significance” tests under the New Rules and, accordingly, file the applicable pro forma financial information as is required to be filed pursuant to Item 9.01(b).

(d) Exhibits

Exhibit No.	Description
10.1	Bridge Credit Agreement, entered into as of December 14, 2020, among Utz Quality Foods, LLC, Utz Brands Holdings, LLC, Bank of America, N.A., and each lender from time to time party thereto.
10.2	Bridge Security Agreement, dated as of December 14, 2020, among Utz Quality Foods, LLC, Utz Brands Holdings, LLC, the other guarantors party thereto and Bank of America, N.A.
99.1	Press Release, dated December 14, 2020
99.2	Form of Notice of Redemption
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
* Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 14, 2020	Utz Brands, Inc.

	By:	/s/ Cary Devore
Cary Devore
Chief Financial Officer

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 11, 2021

Utz Brands, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38686	85-2751850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 High Street
Hanover, PA 17331
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (717) 637-6644

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	UTZ	New York Stock Exchange
Warrants to purchase one share of Class A Common Stock	UTZ.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events
As previously announced, on December 14, 2020, Utz Brands, Inc. (the “Company”) announced the redemption of all of its outstanding warrants (the “Redeemable Warrants”) to purchase shares of the Company’s Class A Common Stock that were issued under the Warrant Agreement, dated as of October 4, 2018 (the “Warrant Agreement”), by and among the Company and Continental Stock Transfer & Trust Company, as warrant agent, as part of the units sold in Collier Creek Holdings’ initial public offering and pursuant to the Forward Purchase Agreements, dated as of September 7, 2018, among the Company, Collier Creek Partners LLC (the “Sponsor”) and certain of the Company’s current and former independent directors at a redemption price of $0.01 per Public Warrant for those Redeemable Warrants that remain outstanding following 5:00 p.m. New York City time on January 14, 2021. Private Placement Warrants (as such term is defined in the Warrant Agreement) still held by Permitted Transferees (as such term is defined in the Warrant Agreement) of the Sponsor, are not subject to this redemption.
On January 11, 2021, the Company issued a press release announcing that, as of January 8, 2021, approximately 11.4 million Redeemable Warrants had been exercised. If the remaining approximately 4.4 million Redeemable Warrants are not exercised prior to January 14, 2021, they will be redeemed on that date at the redemption price of $0.01 per warrant. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.
Neither this Current Report on Form 8-K nor the press release attached hereto as Exhibit 99.1 constitute an offer to sell or the solicitation of an offer to buy any Company securities, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated January 11, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 11, 2021	Utz Brands, Inc.

	By:	/s/ Cary Devore
Cary Devore
Chief Financial Officer